                                                                     EXHIBIT 3.3

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 ("THE ACT"), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY

THE OFFER, SALE, TRANSFER, OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AND SUBJECT TO THE TERMS OF THAT CERTAIN SHAREHOLDER AGREEMENT INCLUDING ANY AMENDMENTS THERETO, AND MAY NOT BE AFFECTED IN CONTRAVENTION OF THE PROVISIONS OF SUCH AGREEMENT A COPY OF SUCH AGREEMENT WILL BE FURNISHED TO THE HOLDER HEREOF BY THE SECRETARY OF THE COMPANY UPON WRITTEN REQUEST


NUMBER                             [EAGLE]                         SHARES

                          HUDSON VALLEY HOLDING CORP.
                               21 SCARSDALE ROAD
                            YONKERS, NEW YORK 10707
                           (A NEW YORK CORPORATION)


  THIS CERTIFIES THAT



is the owner of

                        of the Common Capital Stock of
                          HUDSON VALLEY HOLDING CORP.
hereinafter called the "Company" transferable only on the books of the Company by the holder hereof in person or by duly authorized attorney upon the surrender of this certificate properly endorsed.

  The amount of the Common Capital Stock is set forth on the books of the Company. The par value of the shares of said stock is set forth in the Certificate of Incorporation of the Company and the amendments thereto, which are hereby expressly incorporated herein by reference.

  IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized officers, and the seal of the Company hereunto affixed.


Dated:                   , 19
      -------------------    --



----------------------------------           -----------------------------------
                         SECRETARY                                     PRESIDENT